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                                                                     EXHIBIT 5.1

                                        October 16, 1995



Cablevision Systems Corporation,
  One Media Crossways,
    Woodbury, New York 11797.

Dear Sirs:

     In connection with the registration under the Securities Act of 1933 (the "Act") of $1,000,000,000 aggregate public offering price of (i) subordinated debt securities (the "Debt Securities"), (ii) shares of preferred stock, $.01 par value ("Preferred Stock"), which may be issued in the form of Depositary Shares evidenced by Depositary Receipts, (iii) shares of Class A common stock, par value $.01 per share ("Class A Common Stock"), and (iv) warrants to purchase the Debt Securities, Preferred Stock or Class A Common Stock ("Warrants" and, collectively with the Debt Securities, Preferred Stock or Class A Common Stock, the "Securities") of Cablevision Systems Corporation, a Delaware corporation (the "Company"), we, as your counsel, have examined such corporate records, certificates and other
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Cablevision Systems Corporation                                             -2-

documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

          Upon the basis of such examination, we advise you that, in our opinion:

          (1) With respect to the Debt Securities, when the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act, the Indenture relating to the Debt Securities has been duly authorized, executed and delivered, the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws
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Cablevision Systems Corporation                                             -3-

     of general applicability relating to or affecting creditors' rights and to general equity principles.

          (2) With respect to the Preferred Stock, when the Registration Statement has become effective under the Act, the terms of the Preferred Stock and of their issuance and sale have been duly established in conformity with the Company's certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, an appropriate certificate of designations with respect to the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, and the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and nonassessable.

          (3) With respect to the Depositary Shares, when the Registration Statement has become effective under the Act, the Deposit Agreement relating to the Depositary Shares has been duly authorized, executed and delivered, the terms of the Depositary Shares and
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Cablevision Systems Corporation                                             -4-

     of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Preferred Stock that is represented by Depositary Shares is duly authorized, validly issued and delivered to the Depositary, and the Depositary Receipts evidencing the Depositary Shares are duly issued against deposit of the Preferred Stock in accordance with the Deposit Agreement and issued and sold as contemplated by the Registration Statement, the Depositary Receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (4) With respect to the Class A Common Stock, when the Registration Statement has become effective
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Cablevision Systems Corporation                                             -5-

     under the Act, the terms of the sale of the Class A Common Stock have been duly established in conformity with the Company's certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Class A Common Stock has been duly issued and sold as contemplated by the Registration Statement, the Class A Common Stock will be validly issued, fully paid and nonassessable.

          (5) With respect to the Warrants, when the Registration Statement has become effective under the Act, the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Warrants have been duly executed and
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Cablevision Systems Corporation                                             -6-

     countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          In rendering our opinion set forth in paragraph (1) above, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers.

          We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Debt Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Debt Security would be required under
Section 27 of the New York Judiciary
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Cablevision Systems Corporation                                             -7-

Law to render such judgment in the foreign currency in which the Debt Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

          The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

          We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Validity of Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                                    Very truly yours,

                                    SULLIVAN & CROMWELL